Exhibit C

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of no par value per share of PTL Limited, a British Virgin Islands exempted company whose principal executive offices is located at Bukit Batok Crescent, #24-71, WCEGA Tower, Singapore 658065, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 10, 2025.

PTLE Limited

By:	/s/ Ying Ying Chow
Name:	Ying Ying Chow
Title:	Director

Ying Ying Chow

By:	/s/ Ying Ying Chow
Name:	Ying Ying Chow